SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                       February 3, 1997 (January 2, 1996)




                       PARKER & PARSLEY PETROLEUM COMPANY
             (Exact name of Registrant as specified in its charter)




               Delaware                 1-10695              75-2570602
  (State or other jurisdiction of      Commission         (I.R.S. Employer
   incorporation or organization)      File Number      Identification Number)




   303 West Wall, Suite 101, Midland, Texas                    79701
   (Address of principal executive offices)                  (Zip code)



       Registrant's Telephone Number, including area code : (915) 683-4768


                                 Not applicable
              (Former name, former address and former fiscal year,
                          if changed since last report)


                               Page 1 of 11 pages.

ITEM 5.    Other Events

     Divestiture of Australasian Assets

     On March 28, 1996, the Company  completed the sale of certain  wholly-owned
Australian subsidiaries to Santos Ltd., and on June 20, 1996, the Company completed the sale of another wholly-owned subsidiary, Bridge Oil Timor Sea, Inc., to Phillips Petroleum International Investment Company. During the nine months ended September 30, 1996, the Company received aggregate consideration of $237.5 million for these combined sales which consisted of $186.6 million of proceeds for the equity of such entities, $21.8 million for reimbursement of certain intercompany cash advances, and the assumption of such subsidiaries' net liabilities, exclusive of oil and gas properties, of $29.1 million. The proceeds, after payment of certain costs and expenses, were utilized to reduce the Company's outstanding bank indebtedness and for general working capital purposes.

     The assets sold to Santos Ltd. consisted primarily of properties located in the Cooper Basin in Central Australia, the Surat Basin in Northeast Australia, the Carnarvon Basin on the Northwest Shelf off the coast of Western Australia, the Otway Basin off the coast of Southeast Australia and the Central Sumatra Basin in Indonesia. At December 31, 1995, the Company's interests in these properties contained 32.1 million BOE of proved reserves (consisting of 12.4 million Bbls of oil and 118.3 Bcf of gas), representing $133.8 million of SEC 10 value.

     The wholly-owned subsidiary sold to Phillips Petroleum International Investment Company, Bridge Oil Timor Sea, Inc. has a wholly owned subsidiary, Bridge Oil Timor Sea Pty Ltd., which owns a 22.5% interest in the ZOCA 91-13 permit in the offshore Bonaparte Basin in the Zone of Cooperation between Australia and Indonesia.

     Divestiture of Domestic Assets

     The Company regularly reviews its property base for the purpose of identifying nonstrategic assets, the disposition of which would create organizational and operational efficiencies. While the Company generally would not dispose of assets solely for the purpose of reducing debt, such dispositions can have the result of furthering the Company's objective of financial flexibility through decreased debt levels. During the nine months ended September 30, 1996, the Company received proceeds of $51.2 million from the sale of such properties and related assets. At December 31, 1995, the domestic properties which the Company has sold contained proved reserves of 5.1 million barrels of oil and 44.7 Bcf of gas and had an aggregate SEC 10 value of $55.2 million. The proceeds from such divestitures were initially used to reduce outstanding indebtedness and subsequently to provide funding for a portion of the Company's 1996 capital expenditures including purchases of oil and gas properties in the Company's core areas.

ITEM 7.    Financial Statements and Exhibits

     (b)   Pro Forma Financial Information:

           The following pro forma financial information for the Company, taking into account the disposition of the Company's Australasian assets and certain domestic assets, are included in this Report on the pages indicated below.

                                                                         Page

           Preliminary Statement                                           4
           Unaudited Pro Forma Combined Statement of Operations
              for the nine months ended September 30, 1996                 5
           Unaudited Pro Forma Combined Statement of Operations
              for the year ended December 31, 1995                         6
           Notes to Unaudited Pro Forma Combined Financial Statements      7

        Unaudited Pro Forma Combined Financial Statements of the Company



       The Unaudited Pro Forma Combined Financial Statements of the Company have been prepared to give effect to (i) the sale of certain wholly-owned Australian subsidiaries to Santos Ltd. in March 1996, (ii) the sale of Bridge Oil Timor Sea, Inc. to Phillips Petroleum International Investment Company in June 1996 (items (i) and (ii) collectively the "Australasian Assets"), (iii) the aggregate effect of certain nonstrategic domestic oil and gas properties, gas plants, and related assets sold during the period from January 2, 1996 to September 30, 1996 (collectively the "1996 Assets Sold"), (iv) the aggregate effect of certain nonstrategic domestic oil and gas properties, gas plants, and related assets sold during the year ended December 31, 1995 (collectively the "1995 Assets Sold"), (v) the issuance in April 1995 of $150 million 8-7/8% Senior Notes, and
(vi) the issuance in August 1995 of $150 million 8-1/4% Senior Notes. The Unaudited Pro Forma Combined Financial Statements of the Company are not necessarily indicative of the financial results for the periods presented had the sale of the Australasian Assets, the 1996 Assets Sold, and the 1995 Assets Sold taken place on January 1, 1995. In addition, future results may vary significantly from the results reflected in the accompanying Unaudited Pro Forma Combined Financial Statements because of normal production declines, changes in product prices and future acquisitions and divestitures, among other factors. This information should be read in conjunction with the Consolidated Financial Statements of the Company (and the related notes) included in the Annual Report on Form 10-K for the year ended December 31, 1995 and in the Quarterly Report on Form 10-Q for the nine months ended September 30, 1996.

                       PARKER & PARSLEY PETROLEUM COMPANY
              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                      Nine months ended September 30, 1996
                 (in thousands, except share and per share data)

                                                    1996
                             The    Australasian   Assets   Pro Forma  Pro Forma
                           Company     Assets       Sold     Entries    Combined
Revenues:
  Oil and gas             $283,327   $(10,591)   $ (8,933)             $263,803
  Natural gas processing    16,810        -          (630)               16,180
  Interest and other        14,996       (130)        -       961 (b)    15,827
  Gain on disposition of
    assets                  96,887    (83,181)    (13,706)                  -
                           -------    -------     -------               -------
                           412,020    (93,902)    (23,269)              295,810
                           -------    -------     -------               -------
Cost and expenses:
  Oil and gas production    82,233     (3,300)     (4,686)               74,247
  Natural gas processing     9,123        -          (579)                8,544
  Depletion, depreciation
    and amortization        86,228     (4,217)     (2,674)               79,337
  Exploration and
    abandonments            14,171     (1,435)     (1,408)               11,328
  General and
    administrative          19,420     (1,732)        -                  17,688
  Interest                  36,105     (1,100)        -    (4,335)(a)    30,670
  Other                      1,709        -           -                   1,709
                           -------    -------     -------               -------
                           248,989    (11,784)     (9,347)              223,523
                           -------    -------     -------               -------
Income from continuing
  operations before
  income taxes             163,031    (82,118)    (13,922)               72,287
Income tax provision       (47,200)       -           -    21,900 (d)   (25,300)
                           -------    -------     -------               -------
Income from continuing
  operations              $115,831   $(82,118)   $(13,922)             $ 46,987
                           =======    =======     =======               =======
Income from continuing
  operations per share:
    Primary               $   3.24                                     $   1.31
                           =======                                      =======
    Fully diluted         $   2.86                                     $   1.24
                           =======                                      =======
Weighted average shares
  outstanding           35,762,877                                   35,762,877
                        ==========                                   ==========

  See accompanying notes to unaudited pro forma combined financial statements.

                       PARKER & PARSLEY PETROLEUM COMPANY
              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                          Year ended December 31, 1995
                 (in thousands, except share and per share data)
                                                    1996       1995
                            The     Australasian   Assets     Assets    Pro Forma   Pro Forma
                          Company      Assets       Sold       Sold      Entries     Combined
Revenues:
 Oil and gas             $ 375,720   $(45,805)   $(23,988)   $(29,524)              $ 276,403
 Natural gas processing     33,258        -        (1,362)    (15,799)                 16,097
 Gas marketing              76,784        -           -           -                    76,784
 Interest and other         11,364     (3,850)        -           -      4,040 (b)     11,554
 Gain on disposition of
   assets                   16,620        888         -       (17,508)                     -
                          --------    -------     -------     -------                --------
                           513,746    (48,767)    (25,350)    (62,831)                380,838
                          --------    -------     -------     -------                --------
Cost and expenses:
 Oil and gas production    130,905    (12,418)    (13,304)    (17,494)                 87,689
 Natural gas processing     25,865        -        (1,033)    (14,799)                 10,033
 Gas marketing              75,664        -           -           -                    75,664
 Depletion, depreciation
   and amortization        159,058    (22,256)    (10,230)    (10,611)                115,961
 Impairment of oil and
   gas properties and
   natural gas processing
   facilities              130,494        -       (20,910)     (2,801)                106,783
 Exploration and
   abandonments             27,552    (13,563)       (462)       (168)                 13,359
 General and administrative 37,409     (6,443)        -           -                    30,966
 Interest                   65,449     (5,077)        -           -     11,606 (c)     42,339
                                                                       (29,639)(a)
 Other                      11,357        -           -           -                    11,357
                          --------    -------     -------     -------                --------
                           663,753    (59,757)    (45,939)    (45,873)                494,151
                          --------    -------     -------     -------                --------
Loss from continuing
   operations before
    income taxes          (150,007)    10,990      20,589     (16,958)               (113,313)
Income tax benefit          45,900        -           -           -     (6,200)(d      39,700
                          --------    -------     -------     -------                --------
Loss from continuing
  operations             $(104,107)  $ 10,990    $ 20,589    $(16,958)              $ (73,613)
                          ========    =======     =======     =======                ========
Loss from continuing
  operations per share:
    Primary              $   (2.95)                                                 $   (2.09)
                          ========                                                   ========
    Fully diluted        $   (2.95)                                                 $   (2.09)
                          ========                                                   ========
Weighted average shares
  outstanding           35,274,214                                                 35,274,214
                        ==========                                                 ==========
  See accompanying notes to unaudited pro forma combined financial statements.
                                        6

                       PARKER & PARSLEY PETROLEUM COMPANY

           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
                    December 31, 1995 and September 30, 1996

  Note 1.      Basis of Presentation

      The accompanying unaudited pro forma combined financial information of Parker & Parsley Petroleum Company ("the Company") is presented to reflect (i) the sale of certain wholly-owned Australian subsidiaries to Santos Ltd. in March 1996, (ii) the sale of Bridge Oil Timor Sea, Inc. to Phillips Petroleum International Investment Company in June 1996 (items (i) and (ii) collectively the "Australasian Assets"), (iii) the aggregate effect of certain nonstrategic domestic oil and gas properties, gas plants, and related assets sold during the nine months ended September 30, 1996 (collectively the "1996 Assets Sold"), (iv) the aggregate effect of certain nonstrategic domestic oil and gas properties, gas plants, and related assets sold during the year ended December 31, 1995 (collectively the "1995 Assets Sold"), (v) the issuance in April 1995 of $150 million 8-7/8% Senior Notes, and (vi) the issuance in August 1995 of $150 million 8- 1/4% Senior Notes. The unaudited pro forma combined statements of operations are presented as if the sale of the Australasian Assets, the 1996 Assets Sold, the 1995 Assets Sold and the two senior note issuances occurred on January 1, 1995.

          The Company - Represents the consolidated statements of operations of Parker & Parsley Petroleum Company for the nine months ended September 30, 1996 and the year ended December 31, 1995.

          Australasian Assets - Reflects the results of operations (before income taxes) for the nine months ended September 30, 1996 and the year ended December 31, 1995 from the oil and gas properties and related assets prior to their sale in 1996.

          1996 Assets Sold - Reflects the results of operations (before income taxes) for the nine months ended September 30, 1996 and the year ended December 31, 1995 from the oil and gas properties, gas plants, related assets and contract rights prior to their sale in 1996.

          1995 Assets Sold - Reflects the results of operations (before income taxes) for the year ended December 31, 1995 from the oil and gas properties, gas plants, related assets and contract rights prior to their sale in 1995.

  Note 2.      Pro Forma Entries

  (a) To adjust interest expense resulting from the application of that portion of the sales proceeds necessary to retire the Company's outstanding bank indebtedness. The proceeds applied in 1996 of $225 million from the sale of the Australasian Assets and the 1996 Assets Sold resulted in a reduction in interest expense of $4.3 million. The proceeds applied in 1995 of $328.3 million from the sale of the Australasian Assets, the 1996 Assets Sold and the 1995 Assets Sold resulted in a reduction of interest expense of $29.6 million. The

                       PARKER & PARSLEY PETROLEUM COMPANY

           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
                    December 31, 1995 and September 30, 1996


          reductions in interest expense were calculated utilizing the Company's weighted average rate on its bank indebtedness of 6.61% for the nine months ended September 30, 1996 and 7.18% for the year ended December 31, 1995, respectively.

  (b) To adjust interest income as a result of investing the sales proceeds received in excess of the amounts used to retire the Company's outstanding bank indebtedness. Such excess cash proceeds exceeded outstanding bank indebtedness by an average amount of $28.8 million during the nine months ended September 30, 1996 and $81 million during the year ended December 31, 1995. The Company typically invests excess cash in a Treasury Securities money fund which had an average yield of 4.45% during the nine months ended September 30, 1996 and 4.99% during the year ended December 31, 1995.

  (c) To adjust interest expense and amortization of debt issuance costs associated with (i) the issuance in April 1995 of $150 million 8-7/8% Senior Notes due April 15, 2005 (an additional $3.4 million in interest expense) and (ii) the issuance in August 1995 of $150 million 8-1/4% Senior Notes due August 15, 2007 (an additional $8.2 million in interest expense).

  (d)     To adjust income tax expense for each tax jurisdiction.

  Note 3.      Income Taxes

      The Company accounts for income taxes pursuant to the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("Statement 109"). In accordance with Statement 109, the Company prepares separate tax calculations for each tax jurisdiction in which the Company is subject to income taxes.

      The Company's tax provision for the nine months ended September 30, 1996 of $47.2 million included a provision of $16.2 million associated with the disposition of the Australasian Assets. The income tax provision includes $6.4 million related to the write-off of certain net operating loss carryforwards which, with the sale of the income producing assets in the Australian tax jurisdiction, will not be utilized in the future.

  Note 4.      Income (Loss) from Continuing Operations per Share

      Primary income (loss) from continuing operations per share is computed based on the weighted average number of shares of common stock and common stock equivalents outstanding during the period. The computation of fully diluted income from continuing operations per share for the nine months ended September 30, 1996 assumes conversion of the Company's 6-1/4% Cumulative Guaranteed Monthly Income Convertible Preferred Shares which increased the

                       PARKER & PARSLEY PETROLEUM COMPANY

           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
                    December 31, 1995 and September 30, 1996


  weighted average number of shares outstanding to 42.5 million. For 1995, the computation of fully diluted income (loss) from continuing operations per share was antidilutive; therefore, the amounts reported for primary and fully diluted income (loss) from continuing operations per share were the same.

  Note 5.      Oil and Gas Reserve Data

      The following unaudited pro forma supplemental information regarding the oil and gas activities of the Company is presented pursuant to the disclosure requirements promulgated by the Securities and Exchange Commission and Statement of Financial Accounting Standards No. 69, "Disclosures About Oil and Gas Producing Activities". The pro forma combined reserve information is presented as if the sale of the Australasian Assets, 1996 Assets Sold, and 1995 Assets Sold had occurred on January 1, 1995. Information for oil is presented in barrels (Bbls) and for gas in thousands of cubic feet (Mcf).

      The Company emphasizes that reserve estimates are inherently imprecise and subject to revision and that estimates of new discoveries are more imprecise than those of producing oil and gas properties. Accordingly, the estimates are expected to change as future information becomes available; such changes could be significant.

  Quantities of oil and gas reserves

      Set forth below is a pro forma summary of the changes in the net quantities of oil and natural gas reserves for the year ended December 31, 1995.
                                                  Oil                Gas
                                                 (Bbls)             (Mcf)
                                                 -------           -------
                                                      (in thousands)
    Balance, January 1, 1995                     106,745           574,603
       Revisions of previous estimates            27,399           134,717
       Purchase of minerals-in-place               4,309            82,713
       New discoveries and extensions                761             6,015
       Production                                 (9,389)          (64,159)
       Sales of minerals-in-place                -------           -------
    Balance, December 31, 1995                   129,825           733,889
                                                 =======           =======

  Standardized measure of discounted future net cash flows

    The pro forma combined standardized measure of discounted future net cash flow is computed by applying year-end prices of oil and gas (with consideration of price changes only to the extent provided by contractual arrangements) to the estimated future production of oil and gas reserves less estimated future expenditures (based on year-end costs) to be incurred in

                       PARKER & PARSLEY PETROLEUM COMPANY

           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
                    December 31, 1995 and September 30, 1996


developing and producing the proved reserves discounted using a rate of 10% per year to reflect the estimated timing of the future cash flows. Future income taxes are calculated by comparing discounted future cash flows to the tax basis of oil and gas properties plus available carryforwards and credits and applying the current tax rate to the difference.
                                                      December 31, 1995
                                                      -----------------
                                                        (in thousands)
    Oil and Gas Producing Activities:
           Future cash inflows                          $ 3,950,996
           Future production costs                       (1,532,737)
           Future development costs                        (157,875)
                                                         ----------
           Future net cash flows before taxes             2,260,384
           10% annual discount factor                    (1,083,814)
                                                         ----------
           Discounted future cash flows before taxes      1,176,570
           Discounted future income taxes                  (125,510)
                                                         ----------
           Standardized measure of discounted future
            net cash flows                              $ 1,051,060
                                                         ==========

  Changes relating to the standardized measure of discounted future net cash flows

      The principal sources of the change in the pro forma combined standardized measure of discounted future net cash flows for the year ended December 31, 1995 are as follows (in thousands):

    Oil and gas sales, net of production costs          $  (188,714)
    Net changes in prices and production costs              195,164
    Extensions and discoveries                               12,321
    Sales of minerals-in-place                                  -
    Purchases of minerals-in-place                           53,628
    Revisions of estimated future development costs         (44,005)
    Revisions of previous quantity estimates                259,506
    Accretion of discount                                    79,665
    Changes in production rates, timing and other            12,358
                                                         ----------
    Change in present value of future net revenues          379,923
    Net change in present value of future income taxes     (116,343)
                                                         ----------
                                                            263,580
    Balance, beginning of year                              787,480
                                                         ----------
    Balance, end of year                                $ 1,051,060
                                                         ==========
                                       10

                       PARKER & PARSLEY PETROLEUM COMPANY



                               S I G N A T U R E S



  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   PARKER & PARSLEY PETROLEUM COMPANY





  Date:   February 5, 1997         By:      /s/ Steven L. Beal
                                        -----------------------------------
                                        Steven L. Beal, Senior Vice President
                                          and Chief Financial Officer